Exhibit 99.1
Lime Energy Ticker Symbol Changed to LMEC
ELK GROVE VILLAGE, IL — September 22, 2006 — Lime Energy Co. (OTCBB: LMEC) announced today that in connection with its recent name change from Electric City Corp. to Lime Energy Co., its ticker symbol will be changing to LMEC. The Company’s stock will begin trading under the new symbol on the OTC Bulletin Board on the opening of the market today.
About Lime Energy Co.
Lime Energy is a developer, manufacturer and integrator of energy savings technologies. Lime Energy is comprised of three integrated operating companies that bring their extensive experience and technologies together to provide customers with total energy solutions. Lime Energy is based in Elk Grove Village, Illinois and is traded on the OTC Bulletin Board under the symbol LMEC. Additional information is available at the company’s website at http://www.lime-energy.com or by calling 847-437-1666.
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Lime Energy Investor Relations
Glen Akselrod, Bristol Capital Ltd.
Telephone 905-326-1888
E-mail glen@bristolir.com